Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-180602) of Genesee & Wyoming Inc. and in the related Prospectus,

(2)	Registration Statement (Form S-8 No. 333-09165) pertaining to the Genesee & Wyoming Inc. 1996 Stock Option Plan, Genesee & Wyoming Inc. Stock Option Plan for Outside Directors, and Genesee & Wyoming Inc. Employee Stock Purchase Plan,

(3)	Registration Statement (Form S-8 No. 333-49231) pertaining to the Genesee & Wyoming Inc. 1996 Stock Option Plan, as amended by Amendment No. 1 thereto,

(4)	Registration Statement (Form S-8 No. 333-90845) pertaining to the Genesee & Wyoming Inc. Deferred Stock Plan for Non-Employee Directors,

(5)	Registration Statement (Form S-8 No. 333-51684) pertaining to the Genesee & Wyoming Inc. 1996 Stock Option Plan, as amended through May 23, 2000,

(6)	Registration Statement (Form S-8 No. 333-67982) pertaining to the Genesee & Wyoming Inc. Stock Option Plan for Outside Directors, as amended through July 1, 2001,

(7)	Registration Statement (Form S-8 No. 333-120558) pertaining to the Genesee & Wyoming Inc. 2004 Omnibus Incentive Plan, and

(8)	Registration Statement (Form S-8 No. 333-174573) pertaining to the Genesee & Wyoming Inc. Second Amended and Restated 2004 Omnibus Incentive Plan;

of our reports dated February 23, 2012, with respect to the consolidated financial statements of RailAmerica, Inc. and the effectiveness of internal control over financial reporting of RailAmerica, Inc. incorporated by reference in this Current Report (Form 8-K) of Genesee & Wyoming Inc.

/s/ Ernst & Young LLP

Certified Public Accountants

Orlando, Florida

September 10, 2012